Exhibit 24
                                POWER OF ATTORNEY

         We, the undersigned Officers and Directors of Precision Auto Care, Inc. (the "Corporation") hereby constitute and appoint John F. Ripley and Arnold Janofsky, and each of them, with power of substitution, our true and lawful attorneys-in-fact with full power to sign for us, in our names and in the capacities indicated below, a registration statement or registration statements on Form S-8, and all amendments thereto (including post-effective amendments), for the purpose of registering under the Securities Act of 1933 (i) up to 400,000 shares of the Common Stock of the Corporation which may be purchased or issued from time to time pursuant to the terms of the Precision Auto Care, Inc. Employee Stock Option Plan, (ii) up to 175,000 shares of Common Stock of the Corporation which may be purchased or issued from time to time pursuant to the terms of the Precision Tune Stock Option Plan, and (iii) up to 25,000 shares of Common Stock of the Corporation which may be purchased or issued from time to time pursuant to the terms of the Precision Tune 1996 Employee Stock Purchase Plan.

     Signature                      Title                               Date
     ---------                      -----                               ----
/s/ Lynn E. Caruthers
__________________________
    Lynn E. Caruthers           Chairperson and Director              November 9, 1997


/s/ John F. Ripley
__________________________
    John F. Ripley              President and Chief                   November 9, 1997
                                Executive Officer
                                and Director


/s/ William R. Klumb
__________________________
    William R. Klumb            Vice President-Precision              November 9, 1997
                                Auto Wash Operations and
                                Director

     Signature                      Title                               Date
     ---------                      -----                               ----
/s/ Woodley A. Allen
__________________________
    Woodley A. Allen            Director                              November 9, 1997


/s/ George Bavelis
__________________________
    George Bavelis              Director                              November 9, 1997


/s/ Bernard H. Clineburg
__________________________
    Bernard H. Clineburg        Director                              November 9, 1997


/s/ Clarence E. Deal
__________________________
    Clarence E. Deal            Director                              November 9, 1997


/s/ Effie Eliopulos
__________________________
    Effie Eliopulos             Director                              November 9, 1997


/s/ Bassam Ibrahim
__________________________
    Bassam Ibrahim              Director                              November 9, 1997


/s/ Richard O. Johnson
__________________________
    Richard O. Johnson          Director                              November 9, 1997


/s/ Arthur Kellar
__________________________
    Arthur Kellar               Director                              November 9, 1997


/s/ Harry G. Pappas, Jr.
__________________________
    Harry G. Pappas, Jr.        Director                              November 9, 1997


/s/ Gerald Zamensky
__________________________
    Gerald Zamensky             Director                              November 9, 1997


/s/ Peter Kendrick
__________________________
    Peter Kendrick              Chief Financial Officer               November 9, 1997
                                and Treasurer
                                (Principal Finance and
                                Accounting Officer)


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